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                                                                   Exhibit 10.15
                              SEVERANCE AGREEMENT

          THIS SEVERANCE AGREEMENT (this "Agreement"), dated as of April 22, 1998, is made and entered into by and between Affiliated Research Centers, Inc., a Delaware corporation (the "Company"), and Ms. Jane Taylor (the "Executive").


                                  WITNESSETH:

          WHEREAS, the Executive is a senior executive of the Company and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

          WHEREAS, the Company recognizes that, as is the case for most companies, the possibility of a Change in Control (as defined below) exists;

          WHEREAS, the Company desires to ensure both present and future continuity of management and desires to establish certain minimum severance benefits for certain of its senior executives, including the Executive, applicable in the event of a Change in Control;

          WHEREAS, the Company desires to ensure that its senior executives are not practically disabled from discharging their duties in respect of a proposed or actual transaction involving a Change in Control; and

          WHEREAS, the Company desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Company.

          NOW, THEREFORE, the Company and the Executive agree as follows:

          1.   Certain Defined Terms. In addition to terms defined elsewhere
               ---------------------
herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

          (a) "Base Pay" means the Executive's annual base salary at a rate not less than the Executive's annual fixed or base compensation as in effect for Executive immediately prior to the occurrence of a Change in Control or such higher rate as may be determined from time to time after a Change in Control by the Board or a committee thereof, which salary includes any salary reduction contributions to (i) any Company-sponsored plan that includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) any other Company-sponsored plan of deferred compensation or (iii) any Company-sponsored "cafeteria plan" under Section 125 of the Code.

          (b)  "Board" means the Board of Directors of the Company.
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          (c)  "Cause" means prior to any termination pursuant to Section 3(b):

                    (i) intentional engagement by the Executive in misconduct which is materially injurious to the Company or any Subsidiary;

                    (ii) intentional act by the Executive of fraud, embezzlement or theft in connection with her duties or in the course of her employment with the Company or any Subsidiary;

                    (iii) intentional damage by the Executive to property of the Company or any Subsidiary;

                    (iv) intentional engagement by the Executive in any Competitive Activity; or

                    (v) intentional wrongful disclosure by the Executive of secret processes or confidential information of the Company or any Subsidiary;

     if any such act or failure to act is demonstrably and materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the Executive's part shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but it shall be deemed "intentional" only if it was not in good faith and without reasonable belief that her act or failure to act was in the Company's best interest. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until the Executive receives a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the Board then in office (excluding the Executive if she is a Director) at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with her counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive was guilty of conduct constituting "Cause" as herein defined and specifying the particulars thereof. Nothing herein will limit the right of the Executive or her beneficiaries to contest the validity or propriety of any such determination.

          (d) "Change in Control" means the occurrence during the Term of any of the following events:

                         (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the combined voting power of the then outstanding Voting Stock; provided, however, that for purposes of this Section 1(d)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (D) any acquisition by any Person pursuant to a Business Combination (as defined below) that complies with clauses (I), (II) and
     (III) of subsection (iii) of this Section 1(d);

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                    (ii)      individuals who, as of the date hereof, constitute
     the Board, excluding individuals who are elected by the holders of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), or who are appointed by the Board on the date hereof or hereafter to fill a vacancy in the office of a Director elected by the holders of the Series A Preferred Stock pursuant to such holders' entitlement to elect such Director (the "Preferred Board Members"), (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board except that (A) any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board and (B) Preferred Board Members shall be excluded for this purpose;

                    (iii) consummation of (A) a reorganization, merger or consolidation or (B) a sale or other disposition of all or substantially all of the assets of the Company (each, a "Business Combination"), unless, in each case, immediately following such Business Combination, (I) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of the Company, (II) no Person (other than the Company, such entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such entity and (III) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                    (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (I), (II) and (III) of subsection (iii) of this Section 1(d).

          (e) "Competitive Activity" means the Executive's participation, without the written consent of the Board of the Company, as an employee, officer, consultant or director

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of any business enterprise if such enterprise engages in substantial and direct competition with the Company and such enterprise's sales of any product or service competitive with any product or service of the Company amounted to 50% of such enterprise's net sales for its most recently completely fiscal year and if the Company's net sales of said product or service amounted to 50% of the Company's net sales for its most recently completed fiscal year. "Competitive Activity" will not include (i) the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto; (ii) participation in the management of any such enterprise other than in connection with the competitive operations of such enterprise or (iii) participation in the business conducted by Northwestern Kinetics as of the date hereof.

          (f) "Employee Benefits" means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which Executive is entitled to participate, including without limitation any stock option, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a Change in Control.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (h) "Incentive Pay" means an annual amount equal to not less than the highest aggregate annual bonus, incentive or other payments of cash compensation, in addition to Base Pay, made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which a Change in Control occurs pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company, or any successor thereto providing benefits at least as great as the benefits payable thereunder prior to a Change in Control.

          (i) "Severance Period" means the period commencing on the date of the first occurrence of a Change in Control and expiring on the earliest of (i) the second anniversary of the occurrence of the Change in Control, (ii) the Executive's death or (iii) the Executive's attainment of age 65 except that commencing on each anniversary of the Change in Control, the Severance Period shall automatically be extended for an additional year unless, not later than 60 calendar days prior to such anniversary date, either the Company or the Executive shall have given written notice to the other that the Severance Period is not to be so extended.

          (j) "Subsidiary" means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

          (k) "Term" means the period commencing on the date hereof and expiring on the later of (i) one year from the date hereof or (ii) the expiration of the Severance Period except that (A) commencing on each anniversary of the date hereof, such period shall automatically be extended for an additional year until such date as the Company or the Executive gives the other written notice

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not later than 60 calendar days prior to such anniversary date that it or she, as the case may be, does not wish to have the Term extended and (B) subject to the last sentence of Section 9, if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company, thereupon without further action the Term shall expire and this Agreement will immediately terminate and be of no further effect.

          (l) "Termination Date" means the date on which the Executive's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Section 3(b)).

          (m) "Voting Stock" means securities entitled to vote generally in the election of directors.

          2.   Operation of Agreement. This Agreement will be effective and
               ----------------------
binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement shall not be operative unless and until a Change in Control occurs. Upon the occurrence of a Change in Control at any time during the Term, without further action, this Agreement shall become immediately operative.

          3.   Termination Following a Change in Control.
               -----------------------------------------

          (a) If at any time during the Severance Period following the occurrence of a Change in Control the Company terminates Executive's employment, the Executive shall be entitled to the benefits provided by Section 4 unless such termination is the result of the occurrence of one or more of the following events:

                    (i)    The Executive's death;

                    (ii) The Executive's permanent disability within the meaning of, and actual receipt of disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, Executive immediately prior to the Change in Control; or

                    (iii)  Cause.

          (b) If at any time during the Severance Period following the occurrence of a Change in Control the Executive terminates her employment with the Company, the Executive shall be entitled to the benefits provided by Section 4 if one or more of the following events has occurred (regardless of whether any other reason, other than Cause as hereinabove provided, for such termination exists or has occurred, including without limitation other employment):

                    (i) Failure to elect or reelect or otherwise to maintain the Executive in the office or the position, or a substantially equivalent office or position, of or with the Company, which the Executive held immediately prior to a Change in Control, or if the Executive was a Director of the Company immediately prior to the Change in Control, the removal of the Executive as a Director of the Company (or any successor thereto);

                    (ii) (A) a reduction in the aggregate of the Executive's Base Pay and Incentive Pay received from the Company and any Subsidiary from that earned

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     immediately prior to the Change in Control or (B) the termination or denial of the Executive's rights to Employee Benefits or a reduction in the scope or value thereof from that earned immediately prior to the Change in Control, any of which is not remedied by the Company no later than 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

               (iii) A determination by the Executive (which determination will be conclusive and binding upon the parties hereto if it was made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a Change in Control, including, without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the Change in Control, which has rendered the Executive substantially unable to carry out, has substantially hindered Executive's performance of, or has caused Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied no later than 10 calendar days after receipt by the Company of written notice from the Executive of such determination;

               (iv) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (directly or by operation of law) assumed all duties and obligations of the Company under this Agreement pursuant to Section 11(a);

               (v) The Company requires the Executive to have her principal location of work changed to any location that is in excess of 50 miles from the location thereof immediately prior to the Change in Control, or requires the Executive to travel away from her office in the course of discharging her responsibilities or duties hereunder at least 20% more (in terms of aggregate days in each calendar year or in any calendar quarter (with respect to partial years) when annualized for purposes of comparison to any prior year) than was required of Executive in any of the three full years (or such shorter period as this Agreement has been in effect) immediately prior to the Change in Control without, in either case, her prior written consent; or

               (vi) Without limiting the generality or effect of the foregoing, any material breach of this Agreement by the Company or any successor thereto which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such breach.

          (c) A termination by the Company pursuant to Section 3(a) or by the Executive pursuant to Section 3(b) will not affect any rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company providing Employee Benefits, which rights shall be governed by the terms thereof, except for any rights to severance compensation to which Executive may be entitled upon termination of employment under the Employment Agreement dated as of even date herewith between the Company and the Executive, which rights shall, during the Severance Period, be superseded by this Agreement.

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          4.   Severance Compensation.
               ----------------------

          (a) If at any time during the Severance Period following the occurrence of a Change in Control the Company terminates the Executive's employment other than pursuant to Section 3(a) or the Executive terminates her employment pursuant to Section 3(b),

                    (i) the Company shall, no later than five business days after the Termination Date, pay to the Executive a lump sum payment in an amount equal to one times the sum of (A) Base Pay (at the highest rate in effect for any period prior to the Termination Date), plus (B) Incentive Pay (determined in accordance with the standards set forth in Section 1(h));

                    (ii) the Company shall, for a period of twelve months following the Termination Date (the "Continuation Period"), arrange to provide the Executive with Employee Benefits that are welfare benefits (but not stock option, stock purchase, stock appreciation or similar compensatory benefits) substantially similar to those that the Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination or denial described in Section 3(b)(ii)), except that the level of any such Employee Benefits to be provided to the Executive may be reduced in the event of a corresponding reduction generally applicable to all recipients of or participants in such Employee Benefits, which Continuation Period will be considered service with the Company for the purpose of determining service credits and benefits due and payable to the Executive under the Company's retirement income, supplemental executive retirement and other benefit plans of the Company applicable to the Executive, her dependents or her beneficiaries immediately prior to the Termination Date;

                    (iii) the Company shall provide the Executive with outplacement services by a firm selected by the Executive, at the expense of the Company in an amount up to 20% of the Executive's Base Pay; and

                    (iv) notwithstanding anything to the contrary in the Executive's stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, (A) (i) all of Executive's stock options that are outstanding as of the date hereof and are not then exercisable shall become immediately exercisable and shall terminate on the date one year from the Termination Date, and not earlier, and (2) all stock options that may be granted to Executive after the date hereof and are not then exercisable shall terminate on the Termination Date and (B) Executive may exercise all or any of her options that are exercisable from time to time until the date one year from the Termination Date.

If and to the extent that any benefit described in Section 4(a)(ii) or (iii) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company shall itself pay or provide for the payment to the Executive, her dependents and beneficiaries, of such Employee Benefits. Without otherwise limiting the purposes or effect of Section 5, Employee Benefits otherwise receivable by the Executive pursuant to Section 4(a)(ii) or (iii) shall be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Continuation Period following the

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Executive's Termination Date, and any such benefits actually received by the
Executive shall be reported by the Executive to the Company.

          (b) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company shall pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Midwest Edition of The Wall Street Journal. Such interest shall be payable as it accrues on demand. Any change in such prime rate shall be effective on and as of the date of such change.

          (c) Notwithstanding any provision of this Agreement to the contrary, the parties' respective rights and obligations under this Section 4 and under Sections 5 and 7 shall survive any termination or expiration of this Agreement or the termination of the Executive's employment following a Change in Control for any reason whatsoever.

          5.   Limitation on Payments and Benefits. Notwithstanding any
               -----------------------------------
provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement would be an "Excess Parachute Payment," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment except that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise that is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Executive or the Company, by the Company's independent accountants. The fact that the Executive's right to payments or benefits may be reduced by reason of the limitations contained in this Section 5 shall not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section 5, the Executive shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section 5. The Company shall provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within 10 business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate.

          6.   No Mitigation Obligation. The Company hereby acknowledges that it
               ------------------------
will be difficult and may be impossible for the Executive to find reasonably comparable employment following the Termination Date and that the non-competition covenant contained in Section 8 will further limit the employment opportunities for the Executive. Accordingly, the Company acknowledges that the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is reasonable and that the Executive will not be

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required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in the last sentence of Section 4(a).

          7.   Legal Fees and Expenses. The Company intends that, except as set
               -----------------------
forth below, the Executive shall not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if the Executive reasonably believes that the Company has failed to comply with any of its obligations under this Agreement or the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Executive in connection with any of the foregoing up to a maximum amount of $50,000 without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing (which payments shall be made on a regular, periodic basis upon presentation to the Company of a statement or statements prepared by such counsel in accordance with its customary practices) and will reimburse the Executive and be financially responsible for any and all attorneys' fees and related fees and expenses in excess of such $50,000 amount incurred by the Executive in connection with any of the foregoing thereafter if the Executive prevails in connection therewith.

          8.   Competitive Activity. During a period ending one year following
               --------------------
the Termination Date, if the Executive has received or is receiving benefits under Section 4, the Executive shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld, engage in any Competitive Activity.

          9.   Employment Rights. Nothing expressed or implied in this Agreement
               -----------------
shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to or following any Change in Control. Any termination of employment of the Executive or the removal of the Executive from the office or position in the Company following the commencement of any discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement.

                                       9
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          10.  Withholding of Taxes. The Company may withhold from any amounts
               --------------------
payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

          11.  Successors and Binding Agreement.
               --------------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement).

          (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (c) This Agreement is personal in nature and neither the Company nor the Executive shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 11(a) and 11(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 11(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

          12.  Notices. For all purposes of this Agreement, all communications,
               -------
including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service (such as Federal Express or UPS) addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at her principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

          13.  Governing Law. The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflict of laws of such State.

          14.  Validity. If any provision of this Agreement or the application
               --------
of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or

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

circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

          15.  Miscellaneous. No provision of this Agreement may be modified,
               -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise noted, references to Sections are references to Sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

          16.  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

                 [Remainder of page intentionally left blank.]

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

          IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.


                                        AFFILIATED RESEARCH CENTERS, INC.


                                        By:  /s/ David R. Adamoli
                                           ----------------------------
                                             David R. Adamoli


                                             /s/  Jane Taylor
                                        -------------------------------
                                             Jane Taylor

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